                                                                     Exhibit 2.4

                                 TRUST AGREEMENT

                  This Trust Agreement (the "Agreement") of the Digital Angel Share Trust, a Delaware statutory business trust (the "Trust") is made and entered into as of March 1, 2002, between Wilmington Trust Company, a Delaware banking corporation (acting hereunder not in its individual capacity but solely as trustee hereunder, the "Trustee"), and Applied Digital Solutions, Inc., a corporation organized under the laws of Missouri ("ADS").

                                    Recitals

                  A. Pursuant to the Credit Agreement, the Trust has agreed to assume from ADS and certain of its Affiliates the obligation to pay IBM Credit Corporation, a Delaware corporation ("IBM Credit"), certain indebtedness.

                  B. In consideration of such assumption, and in order to secure and facilitate the payment of the Obligations according to their terms, ADS has agreed to deposit with the Trustee the MAS Stock, to be held in trust hereunder on the terms and conditions set forth herein.

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  "Act" means the Delaware Business Trust Act, 12 Del. C. ss.ss.3801 et seq.

                  "ADS" is defined in the introductory paragraph of this Agreement.

                  "ADS Designated Advisory Board Member" is defined in Section 4.01(b).

                  "Advisory Board" means the Advisory Board prescribed by
Section 4.01.

                  "Advisory Board Members" means the members of the Advisory Board.

                  "Affiliate" of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Bankruptcy Decision" means, with respect to a specified entity, any of the following actions: (a) filing any voluntary petition in bankruptcy on behalf of such entity, (b) consenting to the filing of any involuntary petition in bankruptcy against such entity, (c) filing any petition seeking, or consenting to, reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy or insolvency, on behalf of such entity, (d) consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such entity or a substantial part of the property of such entity, (e) making any assignment for the benefit of creditors on behalf of such entity, (f) admitting in writing the inability of such entity to pay its debts generally as they become due, or (g) taking any action by such entity in furtherance of any of the foregoing actions.

                  "Certificate of Trust" means the Certificate of Trust of the Trust filed under the Act with the Delaware Secretary of State on March 1, 2002, as such Certificate of Trust may be amended or restated from time to time.

                  "Credit Agreement" means that certain Third Amended and Restated Term Credit Agreement of even date herewith, among IBM Credit, the Trust and ADS.

                  "Closing Date" is defined in the Credit Agreement.

                  "Credit Documents" means the Credit Agreement, the Guarantee (as defined in the Credit Agreement), and any security agreements, leases, instruments, documents, guarantees, schedules of assignment, contracts and similar agreements, including schedules, attachments, exhibits and ancillary documentation or other supporting documents, executed by or on behalf of each Borrower (as defined in the Credit Agreement), or any other Loan Party (as defined in the Credit Agreement), and delivered to Lender (as defined in the Credit Agreement), pursuant to the Credit Agreement or otherwise, and all amendments, supplements and other modifications to the foregoing from time to time.

                  "Delaware Secretary of State" means the office of the Secretary of State of the State of Delaware.

                  "Fair Market Value" means, on any date specified, the average of the daily Market Price of a share of MAS Stock during the 10 consecutive trading days before such date, except that, if on any such date the shares of MAS Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, Fair Market Value shall be the Market Price on such date.

                  "Final Payment Date" means the date on which all Obligations have been paid and satisfied in full.

                  "Final Payment Notice" means the written notice from IBM Credit to the Trustee stating that the Final Payment Date has occurred.

                  "IBM Credit" is defined in Recital A.

                  "Indemnified Trustee Person(s)" is defined in Section 6.06.

                  "Independent Advisory Board Member" means (i) a Person who is not at the time of initial appointment, or at any time while serving as an Advisory Board Member, and has not been at any time during the preceding five years: (a) a stockholder, director, officer, employee, partner, attorney or counsel of MAS, ADS, IBM Credit or any of their respective Affiliates; (b) a customer, supplier or other person who derives any of its purchases or revenues from its activities with MAS, ADS, IBM Credit or any of their respective Affiliates; (c) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person and
(ii) a Person who at the time of initial appointment as an Advisory Board
Member: (a) is financially literate; (b) has accounting or financial management expertise; and (c) has no less than ten years of business experience, at least some of which is with a public company or involving public company matters.

                  "Market Price" means, on any date specified, an amount per share of MAS Stock equal to (i) the last reported sale price of such MAS Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such MAS Stock is then listed or admitted for trading, (ii) if such MAS Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the MAS Stock on such date, (iii) if there shall have been no trading on such date or if the MAS Stock is not so designated, the average of the closing bid and asked prices of the MAS Stock on such date as shown by the NASD automated quotation system, or (iv) if such MAS Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 10 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the issuer of such MAS Stock.

                  "MAS" means Medical Advisory Systems, Inc., a Delaware corporation.

                  "MAS Stock" means the common stock, par value $.005 per share, of MAS, and any stock into which such common stock shall have been changed, any stock resulting from any reclassification of such common stock, any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization), and all other stock of any class or classes (however designated) of MAS (or its successors) the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends or liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  "Merger Agreement" means that Agreement and Plan of Merger by and among ADS, Digital Angel Corporation, a Delaware corporation, MAS, and Acquisition Subsidiary, Inc., a Delaware corporation, dated as of November 1, 2001.

                  "Obligations" means the Obligations (as defined in the Credit Agreement) of the Trust under the Credit Documents.

                  "Person" means an individual, a corporation, an association, a partnership, an estate, a trust, a limited liability company and any other entity or organization, governmental or otherwise.

                  "Registration Rights Agreement" means that certain Registration Rights Agreement between MAS and ADS, attached as an exhibit to the Merger Agreement and attached hereto as Exhibit A.

                  "Required Amount of Cash" means (a) the Trigger Amount or such other amount as is then due and payable by the Trust under the Credit Documents, minus (b) the amount of cash then in the Trust Estate, plus (c) the costs of liquidating sufficient shares of MAS Stock held in the Trust Estate to generate net proceeds equal to the amount produced by subtracting clause (b) from clause
(a).

                  "Trigger Amount" means the amount stated in a Trigger Notice as owed but not timely paid by the Trust under the Credit Documents.

                  "Trigger Event" means any payment default by the Trust under the Credit Documents.

                  "Trigger Notice" means a written notice from IBM Credit to the Trustee stating that there has been and is continuing a Trigger Event, specifying the Trigger Amount.

                  "Trust" means the Delaware statutory business trust formed pursuant to this Agreement and known as "Digital Angel Share Trust," which was formed as of March 1, 2002, under the Act pursuant to the filing of the Certificate of Trust.

                  "Trustee" means Wilmington Trust Company, not in its individual capacity, but solely as a trustee hereunder, and any successor trustee appointed in accordance with Section 3807 of the Act and Section 6.04.

                  "Trust Estate" is defined in Article III.



                                  ARTICLE II.

                                     GENERAL

                   Section 2.01. Formation of the Trust.

                   (a) The Trust created hereby shall be known as "Digital Angel Share Trust," in which name the Trustee may conduct the affairs of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. ADS hereby appoints Wilmington Trust Company as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Act. Wilmington Trust Company hereby agrees to hold the Trust Estate as Trustee on behalf of the Trust upon the terms and conditions set forth herein. The Trustee is hereby authorized to file the Certificate of Trust with the Delaware Secretary of State pursuant to Section 3810 of the Act.

                   (b) It is the intention of the parties hereto that the Trust constitute a business trust under the Act and that this Trust Agreement constitute the governing instrument of the Trust. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

                   Section 2.02. Name, Principal Office, and Name and Address of Trustee as Agent for Service of Process.

                   (a) The principal place of business and office of the Trust shall be c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, Attention: Corporate Trust Administration. The Trustee is hereby designated to accept service of process on behalf of the Trust at the address provided in the preceding sentence. The Trustee may change the address set forth in this Section 2.02 upon written notice to each Advisory Board Member.

                   (b) The Trust shall be located and administered in, and all bank accounts of the Trust maintained in, the State of Delaware. Payments shall be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware.

                    Section 2.03. Purpose. The purpose of the Trust is to own, vote (subject to Section 4.04) and dispose of the Trust Estate as directed in writing by the Advisory Board and with the ultimate objective of securing and facilitating the repayment and satisfaction of the Obligations in accordance with the terms and conditions of the Credit Documents. In furtherance of such purpose, the Trust shall enter into and exercise all of its rights and perform all of its obligations under the Credit Documents, this Agreement and any other agreement, document or instrument necessary or incidental thereto, and shall make all filings required under Federal securities laws or otherwise in connection with its ownership of the MAS Stock held in the Trust Estate. The Trust will not conduct activities other than those contemplated by this Section 2.03, and, except as required in furtherance of its purpose, the Trust shall not: (i) have any property, rights or interests, whether real or personal, tangible or intangible, (ii) incur any legal liability or obligation, whether fixed or contingent, matured or unmatured, or (iii) subject any of the Trust Estate to any mortgage, lien, security interest or other claim or encumbrance.

                    Section 2.04. Certain Covenants Relating to the Separateness of the Trust. The Trust shall maintain its separate existence and, specifically, shall conduct its affairs in accordance with, and ADS agrees that it will not take any actions in its dealings with the Trust or with other Persons (including creditors of ADS) that are inconsistent with, the following:

                    (a) The Trust shall maintain its books, records and bank accounts separate from those of any other Person.

                    (b) The Trust shall not commingle or pool any of its funds or other assets with those of any other Person, and it shall, through the Trustee, hold all of its assets in its own name.

                    (c) The Trust, through the Trustee, shall conduct its own business in its own name and shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person.

                    (d) The Trust has done, or caused to be done, and shall do, all things necessary to observe all Delaware statutory business trust formalities and other organizational formalities, and preserve its existence (subject to Article VII and the other express provisions hereof), and it shall not, nor will it permit any Affiliate or constituent party to, amend, modify or otherwise change this Agreement in a manner which would adversely affect the existence of the Trust as a special purpose entity.

                    (e)  The Trust shall not have any employees.

                    (f) Except pursuant to the Credit Documents, the Trust does not, and shall not, (i) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (ii) control the decisions or actions respecting the daily business or affairs of any other Person.

                    (g) The Trust shall, at all times, hold itself out to the public as an entity separate and distinct from any other Person and shall correct any known misunderstanding regarding its separate identity.

                    (h) The Trust shall not identify itself as a division or agent of any other Person.

                    (i) The Trust shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

                    (j) The Trust shall not use its separate existence to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors in violation of applicable law.

                    (k) The Trust shall not be consensually merged or legally consolidated with any other Person.

                    Section 2.05. Creditors of ADS. Except pursuant to the Credit Documents, to the fullest extent permitted by applicable law, no creditor of ADS or any of its Affiliates shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

                                  ARTICLE III.

                                  CONTRIBUTION

                    Section 3.01. Assignment. On the Closing Date, ADS shall execute and deliver to the Trustee on behalf of the Trust an assignment in the form attached hereto as Exhibit B (the "Assignment"), by which ADS shall (a) sell, assign, transfer, convey and set over to the Trust all of its right, title and interest in 19,600,000 shares of MAS Stock, which is all of the MAS Stock owned by ADS, and (b) assign to the Trust all of its rights under the Registration Rights Agreement. The Trustee shall acknowledge receipt of the Assignment, which shall constitute the initial trust estate (including all income on and proceeds of such initial trust estate, the "Trust Estate"). The Trustee hereby declares that it will hold the Trust Estate in trust on the terms and conditions set forth herein.

                    Section 3.02. Legal Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case legal title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

                    Section 3.03. Beneficial Owner. ADS shall be deemed to be the beneficial owner of the Trust Estate.

                                  ARTICLE IV.

                                TRUST GOVERNANCE

                    Section 4.01. Advisory Board.

                    (a) General. The Trustee shall act upon and in accordance with this Agreement and the written instructions of the Advisory Board, which shall consist of three individuals, selected as described in Section 4.01(b). Each Advisory Board Member shall serve until his or her death, resignation or removal. An Advisory Board Member other than the ADS Designated Advisory Board Member may only be removed by the other two Advisory Board Members for "cause." The ADS Designated Advisory Board Member may be removed either by the other two Advisory Board Members for "cause" or by ADS as provided in paragraph (c) below. For purposes of this Section 4.01, "cause" to remove an Advisory Board Member other than the ADS Designated Advisory Board Member shall only exist upon the occurrence of any of the following events or conditions:

                    (i) the Advisory Board Member shall be convicted of (or
               shall plead nolo contendere to) a felony crime;

                    (ii) the Advisory Board Member shall misappropriate or
               misuse any funds or property of the Trust or engage in any material act of dishonesty;

                    (iii) the Advisory Board Member shall attempt to obtain
               personal enrichment at the expense of the Trust or from any transaction in which the Advisory Board Member has an interest adverse to the interest of the Trust, unless the Advisory Board Member shall have obtained the prior written consent of the other Advisory Board Members;

                    (iv) the Advisory Board Member shall cease to meet the
               definition of an Independent Advisory Board Member; or

                    (v) the Advisory Board Member shall disregard or fail (for reasons other than disability or death) to perform any of his material functions or duties to the Trust.

"Cause" to remove the ADS Designated Advisory Board Member shall only exist upon the occurrence of the events or conditions in clauses (i) through (iii). A removal pursuant to any of clauses (i) through (iv) shall be effective immediately upon written notice to the Advisory Board Member by the other Advisory Board Members. Upon the happening of an event or occurrence described in clause (v) above, before the other Advisory Board Members may remove the Advisory Board Member in question, that Advisory Board Member shall have first received written notice from the other Advisory Board Members stating, with specificity, the nature of such failure and affording him not less than ten business days to correct the acts or omissions specified. The notice and cure provisions of this paragraph shall not apply, however, to a failure which cannot be cured.

                    (b) Initial Selection. The initial Independent Advisory Board Members shall be selected from a list of candidates to be provided by the American Arbitration Association (the "AAA") pursuant to a memorandum from ADS and IBM Credit dated February 27, 2002. Upon receipt of the list of candidates from the AAA, the Trust shall provide a slate of ten candidates to each of IBM Credit and ADS. Such slate of ten candidates shall consist of the first ten names on the list provided by the AAA. Within five business days after receipt of the initial slate from the Trust, IBM Credit and ADS shall notify the Trustee and the other of which three candidates it chooses to strike from the slate. The Trustee shall then promptly select two of the remaining candidates for appointment on the basis of which candidate is willing to serve for the least amount of compensation. If the candidates are not distinguishable on the basis of lowest required compensation, the Trustee shall select the initial Independent Advisory Board Members arbitrarily. Prior to final selection of the initial Independent Advisory Board Members, the Trustee shall obtain a certificate from each selected candidate that he or she qualifies as an Independent Advisory Board Member. The third initial Advisory Board Members shall be designated by ADS (the "ADS Designated Advisory Board Member"). ADS hereby designates Richard J. Sullivan as the initial ADS Designated Advisory Board Member.

                    (c) Replacements. In the event there should be a vacancy on the Advisory Board, other than that of the ADS Designated Advisory Board Member, the Trustee shall select each new Advisory Board Member by the following procedure. The Trustee shall promptly propose a slate of five Advisory Board candidates, which candidates the Trustee shall request the AAA to provide. The Trustee shall provide the slate of candidates to each of IBM Credit and ADS, and IBM Credit and ADS shall, within five business days thereafter, notify the Trustee and the other which candidate it chooses to strike from the slate. The Trustee shall then promptly select one of the remaining candidates for appointment on the basis of which candidate is willing to serve for the least amount of compensation. If none of the candidates is distinguishable on the basis of lowest required compensation, the Trustee shall select the new Advisory Board Member arbitrarily from among the two or more candidates requiring the least compensation. Prior to final selection of the new Advisory Board Member, the Trustee must receive a certificate from the candidate that he or she qualifies as an Independent Advisory Board Member. The foregoing procedure shall be repeated until all vacant Advisory Board Member positions, other than that of the ADS Designated Advisory Board Member, are filled. ADS shall replace the ADS Designated Advisory Board Member upon his or her removal, death or resignation, and may replace the ADS

Designated Advisory Board Member with another designee at any time with or without cause upon written notice to the other Advisory Board Members and the Trustee.

                    (d) Meetings. The Advisory Board shall meet no less frequently than quarterly, on such regular date and at such place as may from time to time be determined by the Advisory Board. Additional meetings of the Advisory Board may be held upon no less than two business days' written notice by one or more Advisory Board Member(s) to the other Advisory Board Member(s). At all meetings of the Advisory Board, two Advisory Board Members then in office will constitute a quorum for the transaction of business. Except as otherwise provided in Section 4.02, the act of a majority of the Advisory Board Members present at any meeting at which there is a quorum will be the act of the Advisory Board. If a quorum is not present at any meeting of the Advisory Board, the Advisory Board Members present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

                    (e) Action by Written Consent. Any action required or permitted to be taken at any meeting of the Advisory Board may be taken without a meeting if the requisite number of Advisory Board Members consents thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Advisory Board and provided to the non-consenting Advisory Board Member (if any) within two business days after such written consent.

                    (f) Participation in Meetings by Telephone Conference. Advisory Board Members may participate in a meeting of the Advisory Board by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

                    (g) Compensation. All Advisory Board compensation and expense reimbursement shall be paid by ADS promptly upon written request by the Trustee therefor or, in the absence of such payment, from the Trust Estate.

                    (h) Advisory Board Member Liability. To the full extent permitted by applicable law currently or hereafter in effect, no Advisory Board Member will be personally liable, for breach of fiduciary duty or otherwise, to the Trust, the Trustee, IBM Credit or ADS for or with respect to any acts or omissions in the performance of his or her duties as an Advisory Board Member. No repeal or modification of this Section 4.01(h) will adversely affect any right or protection of an Advisory Board Member existing prior to such repeal or modification.

                    (i) Indemnification. Each person who is or was or had agreed to become an Advisory Board Member will be indemnified by the Trust to the full extent permitted by applicable law as currently or hereafter in effect and will be entitled to advancement of expenses in connection therewith. The right of indemnification and of advancement of expenses provided in this Section 4.01(i): (i) will not be exclusive of any other rights to which any Person seeking indemnification or advancement of expenses may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of all Advisory Board Members (whether or not the Advisory Board Members approving such contract are or are to be parties to such contract or similar contracts), and (ii) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the date of this Agreement. Any amendment or repeal of, or addition of any provision inconsistent with, this Section 4.01(i) will not adversely affect any right or protection existing hereunder, or arising out of the facts occurring, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption. If so determined by the Advisory Board, the Trust may obtain insurance to support its indemnification obligations hereunder, the cost of which shall be paid from the Trust Estate.

                    Section 4.02. Major Decisions. The following actions shall require the unanimous vote of the Advisory Board Members:

                    (a) (i) filing any voluntary petition in bankruptcy on behalf of the Trust, (ii) consenting to the filing of any involuntary petition in bankruptcy against the Trust, (iii) filing any petition seeking, or consenting to, reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy or insolvency, on behalf of the Trust, (iv) consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust, (v) making any assignment for the benefit of creditors on behalf of the Trust, (vi) admitting in writing the Trust's inability to pay its debts generally as they become due, or (vii) taking any action by the Trust in furtherance of any of the foregoing actions;

                    (b)  determining to liquidate or dissolve the Trust;

                    (c) approving the merger, consolidation, sale or transfer of all or a substantial amount of assets or other change in control transaction involving the Trust, provided that in no event may any of the aforementioned activities occur with any entity that may seek bankruptcy protection or if such merger, consolidation, sale or transfer would undermine the solvency of the Trust;

                    (d) except as permitted or required pursuant to Article V, approving the payment or making of any distributions from the Trust;

                    (e) approving amendments to the constituent documents of the Trust or the Credit Documents; or

                    (f) voting the MAS Stock in favor of a Bankruptcy Decision with respect to MAS or any of its direct or indirect subsidiaries if, at the time such Bankruptcy Decision is implemented or is to be implemented, (i) a Bankruptcy Decision has been made with respect to ADS or any of its direct or indirect subsidiaries, or (ii) any borrower under the Credit Documents is in default under or with respect to any obligation for borrowed money, including the Credit Documents, regardless of whether such default has been declared.

                    Section 4.03. Charter Amendment. On the Closing Date, the Trustee shall execute and deliver to the Secretary of MAS, on behalf of the Trust as the majority shareholder of MAS, the Action by Written Consent attached hereto as Exhibit C, together with instructions to the Secretary of MAS directing him or her to execute and file with the Delaware Secretary of

State the Amendment to the Certificate of Incorporation of MAS attached to such Action by Written Consent.

                    Section 4.04. Voting Rights with Respect to the MAS Stock. Except as otherwise specified in this Section, prior to such time as the MAS Stock has been sold or otherwise released by the Trust, the Trustee shall exercise the right to vote such MAS Stock as instructed in writing by the Advisory Board in accordance with the terms hereof. After delivery of the Final Payment Notice, ADS shall have the right to direct the Trustee with respect to the voting of all MAS Stock then in the Trust Estate.

                                   ARTICLE V.

                   MAS STOCK LIQUIDATIONS; FINAL DISTRIBUTION

                    Section 5.01. MAS Stock Liquidations. From time to time, when any sums are due and payable under the Credit Documents, including upon receipt of a Trigger Notice, the Trustee shall promptly take action to liquidate the amount of MAS Stock held in the Trust Estate required in order to generate the Required Amount of Cash. Such action may include the sale of some or all of the MAS Stock held in the Trust Estate in private transactions or on a national stock exchange or quotation system, utilizing the registration rights available pursuant to the Registration Rights Agreement where necessary. In effecting such sale(s) of MAS Stock, the Trustee will request that IBM Credit release a sufficient number of shares of MAS Stock to facilitate such sale and will endeavor not to sell shares of MAS Stock in a manner which would disrupt an orderly market or is reasonably likely to have an adverse impact on the market price of MAS Stock and will use commercially reasonable efforts to maximize the per share value realized for such MAS Stock. From the proceeds of such MAS Stock liquidations and all other cash then held in the Trust Estate, the Trustee shall
(i) pay the fees and expenses incurred by it in accomplishing such liquidations, and (ii) distribute to IBM Credit the amounts due and payable under the Credit Documents. Any excess proceeds shall remain in the Trust Estate.

                    Section 5.02. Final Distribution. Upon receipt of the Final Payment Notice, the Trust shall be dissolved pursuant to Article VII.

                    Section 5.03. Trust Expenses. In the event ADS fails to pay the compensation or reimbursement due the Advisory Board Members pursuant to
Section 4.01(g), any indemnification amount or expense advance payable pursuant to Section 4.01(i), the Trustee's fees and expenses as provided in Section 6.07, or any indemnification amount payable pursuant to Section 6.06 within five business days after demand, the Trustee is hereby authorized to liquidate such amount of MAS Stock held in the Trust Estate as is necessary to pay such amounts. Alternatively, IBM Credit may advance payment in satisfaction of such amounts and add such amounts to the Obligations. Payment in satisfaction of the Trustee's fees and expenses as provided in Section 6.07 shall be made in full prior to any other payment or distribution permitted or required hereunder.

                                  ARTICLE VI.

                             CONCERNING THE TRUSTEE

                    Section 6.01. General.

                    (a) In the exercise or administration of the Trust hereunder, the Trustee, at the expense of ADS (paid as specified in Section 6.07), may (i) act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care; and (ii) consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by the Trustee, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons if such advice or opinion pertains to such matters as the Trustee may reasonably presume to be within the scope of such counsel's, accountant's or other skilled Person's area of expertise.

                    (b) Except as expressly provided herein, (i) in accepting the Trust hereby created, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and (ii) all Persons having any claim against the Trustee or the Trust by reason of the transactions contemplated by this Agreement shall look only to the Trust's property for payment or satisfaction thereof.

                    (c) The Trustee will administer the business and affairs of the Trust in accordance with the terms of the Act and this Agreement; provided, however, that the Trustee undertakes to perform only such duties as are specifically set forth in this Agreement and as the Trustee may be duly directed from time to time in writing by the appropriate parties specified herein. The Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust or to otherwise take or refrain from taking any action under this Agreement except as expressly required by the terms hereof or as expressly provided in written instructions from the appropriate parties specified herein, and no implied duties or obligations shall be read into this Agreement against the Trustee. Wilmington Trust Company nevertheless agrees that it will, at its own cost and expense (and not at the expense of the Trust), promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which are attributable to actions by or claims against Wilmington Trust Company that are not related to the ownership of any part of the Trust Estate or the administration of the Trust Estate or the transactions contemplated by this Agreement.

                    (d) The Trustee shall not be required to take any action under this Agreement if the Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to applicable law.

                    (e) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision hereof, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Advisory Board Members requesting written instructions as to the course of action to be adopted, and, to the extent the

Trustee acts in good faith in accordance with any such appropriate instruction received, the Trustee shall not be liable on account of such action or inaction to any Person. If the Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement and the Trust's purpose (as set forth in Section 2.03), and the Trustee shall have no liability to any Person for any such action or inaction.

                    (f) In no event whatsoever shall the Trustee be liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust; provided, however, the foregoing shall in no event whatsoever relieve the Trustee from any liability resulting from the Trustee's bad faith, willful misconduct or gross negligence.

                    (g) The Trustee may rely upon and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary or any trust officer (or equivalent position) of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith reliance thereon.

                    (h) The Trustee shall not be required to take any action that is inconsistent with the purposes of the Trust set forth in Section 2.03.

                    (i) The Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of the Trust Estate. The Trustee shall in no event assume or incur any liability, duty or obligation to any Person other than as expressly provided for herein, and in no event shall the Trustee have any implied duties or obligations hereunder.

                    (j) The Trustee shall incur no liability if, by reason of any provision of any future law or regulation thereunder, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed.

                    (k) No provision of this Agreement shall require the Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

                    (l) The Trustee shall not be liable for the default or misconduct of the Advisory Board and shall not be liable for any act or omission taken at the direction of the Advisory Board.

                    (m) Every provision of this Agreement relating to the Trustee shall be subject to the provisions of this Section 6.01.

                    Section 6.02. Acceptance of the Trust. The Trustee declares that it accepts the trust created hereunder and agrees to perform its duties under this Agreement and the Act but only upon the terms of this Agreement.

                    Section 6.03. Authority and Duties of the Trustee.

                    (a) The Trustee is authorized and directed to execute and deliver this Agreement, and to execute and deliver on behalf of the Trust, the Credit Documents and any other document or instrument attached as an Exhibit to, contemplated by, or necessary or incidental hereto, in such form as the Advisory Board shall approve, as evidenced conclusively by the Trustee's execution thereof. The execution and delivery of, and performance of the terms of any other document or instrument necessary or incidental hereto shall be deemed not to conflict with or constitute a breach or default under this Agreement. The Trustee shall have only such authority and shall perform such duties as are expressly set forth in this Agreement.

                    (b) Upon the written instruction of the appropriate party specified herein, the Trustee shall execute, acknowledge, deliver, file or record any document or instrument necessary or appropriate to carry out the provisions of this Agreement in such form as is provided to it.

                    (c) The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Act.

                    (d) In the performance of its duties under this Agreement, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document, but the Trustee, in its discretion, may make further inquiry or investigation.

                    (e) The Trustee shall cause to be prepared and filed such securities law and tax filings and returns relating to the Trust, and shall make such tax elections as may from time to time be required or appropriate under any applicable Federal, state or local tax statute or rule or regulation thereunder, in accordance with the Advisory Board's written instructions; provided that the Trustee shall not make any tax elections with respect to the Trust that are inconsistent with the income tax characterization of the Trust as stated in
Section 9.06.

                    (f) Subject to the provisions of any applicable confidentiality agreement to which the Trust is or becomes a party, the Trustee shall furnish to the Advisory Board, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee hereunder; provided that the Trustee shall not be required to furnish the Advisory Board with a copy of any such materials if the Trustee determines that such Person has otherwise received such copies, unless such Person so requests.

                    Section 6.04. Resignation of the Trustee.

                    (a) The Trustee may resign by giving 30 days' prior written notice to the Advisory Board. In the case of the resignation of the Trustee, the Advisory Board shall appoint a Person to serve as successor Trustee, provided that such Person shall in all respects satisfy the requirements of Section 3807 of the Act, or any successor provision, and shall be a bank or trust company incorporated and doing business within the United States of America, whose business shall consist at least in part of serving as trustee in arrangements comparable to those contemplated hereby and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms. The appointment of the successor Trustee shall take effect concurrently with (i) the resignation of the former Trustee and (ii) the ratification of this Agreement, and no resignation of a Trustee shall be effective absent the concurrent appointment of a successor Trustee.

                    (b) If a successor Trustee shall not have been appointed within 30 days after such notice of resignation, the Trustee or the Advisory Board may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time as a successor shall have been appointed as above provided.

                    (c) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Trustee may be transferred, shall, subject to such corporation satisfying in all respects the requirements set forth in Section 6.04(a), be the Trustee hereunder without further action.

                    (d) Upon the substitution of the Person serving as Trustee, the successor Trustee shall file an amendment to the Certificate of Trust with the Secretary of State in accordance with the provisions of Section 3810 of the Act, indicating the change in the Trustee.

                    Section 6.05. Liability.

                    (a) The Trustee shall not be personally liable under any circumstances, except (i) for its own bad faith, willful misconduct or gross negligence, and (ii) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Trustee in connection with any of the transactions contemplated by this Agreement.

                    (b) The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, replace such other duties or liabilities of the Trustee to the extent permissible under law or in equity.

                    (c) The Trustee shall not be liable for the default or misconduct of the Advisory Board or ADS.

                    (d) The Trustee shall not be liable for voting (or refraining from voting) the MAS Stock held in the Trust Estate so long as such shares are voted (or not voted) in accordance with and as required by Section 4.04.

                    Section 6.06. Indemnification. ADS shall indemnify, pay, protect, and hold harmless each of the Trustee, its officers, directors, employees, shareholders and agents (collectively the "Indemnified Trustee Persons" or individually an "Indemnified Trustee Person") from and against any and all liabilities, obligations, losses, damages, claims, actions, judgments, suits, proceedings, taxes, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, all reasonable legal fees, third party costs and expenses of defense, appeal and settlement of any and all suits, actions, or proceedings instituted against such Indemnified Trustee Person and all reasonable third party costs of investigation in connection therewith that may be imposed on, incurred by, or asserted against an Indemnified Trustee Person relating to or arising out of any action or inaction on the part of the Trust or an Indemnified Trustee Person in respect of the Trust. If any action, suit, or proceeding shall be pending against one or more Indemnified Trustee Persons relating to or arising out of any action or inaction of the Indemnified Trustee Person or Indemnified Trustee Persons, ADS shall have the right to assume the defense of the Indemnified Trustee Person or Indemnified Trustee Persons in which case such defense shall be conducted by counsel chosen by ADS and reasonably satisfactory to the Indemnified Trustee Person or Indemnified Trustee Persons and IBM Credit; provided, however, that if an Indemnified Trustee Person is advised by its counsel that due to actual or potential conflicting interests representation by the same counsel would be inappropriate under applicable standards of professional conduct, such Indemnified Trustee Person may, at the expense of ADS, employ separate counsel of its choice with respect to all matters as to which such conflicting interests arise in any such action. The indemnities contained in this Section shall survive the resignation of the Trustee, termination of the Trust or the termination of this Agreement.

                    Section 6.07. Fees and Expenses. The Trustee's fees (as detailed on Exhibit D) and all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, in its capacity as Trustee hereunder, including, without limitation, the costs and expenses of the winding up, liquidation and termination of the Trust, shall be paid by ADS promptly upon written request therefor.

                                  ARTICLE VII.

                    DISSOLUTION AND LIQUIDATION OF THE TRUST

                    Section 7.01. Dissolution of the Trust. The Trust shall be dissolved, wound up and terminated upon delivery by IBM Credit of the Final Payment Notice, as provided in Section 5.02.

                    Section 7.02. Liquidation of the Trust. In connection with the dissolution of the Trust, the assets of the Trust shall be liquidated at the written direction of ADS and applied as follows: (i) first, to pay the costs and expenses of the winding up, liquidation and termination of the Trust, including all amounts owed to the Trustee, (ii) second, to establish reserves to the extent required by the Act and any applicable law, in each case, in the order of priority provided by law, and (iii) third, to ADS.

                    Section 7.03. Termination of the Trust.

                    (a) The Trust (and this Agreement) shall be deemed terminated when all of the Trust's assets shall have been disposed of and distributed as provided herein.

                    (b) Upon the winding up of the Trust and its termination, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Act.

                                 ARTICLE VIII.

                                     NOTICES

                    Section 8.01. Notices. All notices, demands, consents or requests required or permitted under this Agreement must be in writing, and shall be delivered by facsimile, courier or first class mail, postage prepaid, addressed as follows. Each notice hereunder must be delivered to the Trustee, ADS, each Advisory Board Member and IBM Credit.

                   (i) If to the Trustee, as set forth in Section 2.01.

                   (ii) If to ADS:

                         Applied Digital Solutions, Inc.
                          400 Royal Palm Way, Suite 410
                            Palm Beach, Florida 33480
                         Attention: Jerome C. Artigliere
                            Facsimile: (561) 805-8004

                   (iii) If to the Advisory Board Members:

                                 c/o the Trustee

                   (iv) If to IBM Credit:

                             IBM Credit Corporation
                             1500 Riveredge Parkway
                             Atlanta, Georgia 30328
                         Attention: Region Manager, East
                            Facsimile: (770) 644-4826

                         with a copy to:

                              IBM Global Financing
                             Special Handling Group
                               North Castle Drive

                             Armonk, New York 10504
                             Attention: Bruce Gordon
                            Facsimile: (914) 765-6268

                                  ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

                    Section 9.01. Entire Agreement. This Agreement (including, without limitation, the exhibits hereto) supercedes all prior agreements, written or oral, among the parties hereto relating to the transactions contemplated hereby, and each of the parties hereto represents and warrants to the others that this Agreement constitutes the entire agreement among the parties hereto relating to the transactions contemplated hereby.

                    Section 9.02. Governing Law.

                    (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

                    (b) The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

                    Section 9.03. Effect; Third Party Beneficiaries. Except as otherwise specified herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and assigns. IBM Credit (and its assignees) is an intended third party beneficiary hereof and shall be entitled to enforce this Agreement against the parties hereto as if it were a party hereto.

                    Section 9.04. Severability of Provisions. If any term, provision, covenant or condition of this Agreement, or the application thereof to either party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

                    Section 9.05. Amendments, Waivers, Etc. This Agreement may not be amended, discharged or terminated nor may any provision hereof be waived unless such amendment, discharge, termination or waiver is in writing and signed by the Trustee and ADS, with the prior unanimous written consent of the Advisory Board.

                    Section 9.06. Tax Characterization.

                    (a) Each of the parties hereto recognizes and intends that, for United States federal, state and local income tax purposes the Trust will not be treated as an association taxable as a corporation.

                    (b) To the extent that any of the parties hereto is required to report any item of income, gain, loss, deduction or credit relating to the Trust for United States federal, state or local income tax purposes, such party shall report such item in a manner consistent with the characterization intended by this Section 9.06 and shall not take any contrary position on any tax return or report relating to the United States federal, state or local income taxes or take any other action that is inconsistent with such characterization.

                    Section 9.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above first written.


                            WILMINGTON TRUST COMPANY

                                                as Trustee


                                               By:/s/ James P. Lawler
                                                   ---------------------------
                                                   Name: James P. Lawler
                                                   Title: Vice President

                                               APPLIED DIGITAL SOLUTIONS, INC.,
                                               as Beneficial Owner


                                               By:/s/ Jerome C. Artigliere
                                                  ---------------------------
                                                  Name: Jerome C. Artigliere
                                                  Title: Senior Vice President
                                                         and CFO

                                                                       Exhibit A

                     [Form of Registration Rights Agreement]

                                                                       Exhibit B

                               FORM OF ASSIGNMENT


         This Assignment is made and entered into as of _______ __, 2002 (the "Effective Date"), between Applied Digital Solutions, Inc., a corporation organized under the laws of Missouri (the "Assignor"), and Digital Angel Share Trust, a Delaware statutory business trust (the "Assignee"). Reference is made to the Trust Agreement, dated as of March 1, 2002 (as amended or modified, the "Trust Agreement"), between Wilmington Trust Company, a Delaware banking corporation, and the Assignor. Capitalized terms used herein and not otherwise defined herein have the meanings set forth for such terms in the Trust Agreement.

1. The Assignor hereby sells, assigns, transfers, conveys and sets over to the Assignee, as of the Effective Date, all of the Assignor's right, title and interest in stock certificates numbered _______ representing 19,600,000 shares of MAS Stock, which is all of the MAS Stock owned by Assignor.

2. The Assignor hereby assigns to the Assignee all of the Assignor's rights under the Registration Rights Agreement.

3. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE.

         IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed by its duly authorized officer as of the Effective Date.

                                                 APPLIED DIGITAL SOLUTIONS, INC.

                                                          ----------------------


                                                        By: ___________________

                                                        Its:___________________

Receipt Acknowledged:


DIGITAL ANGEL SHARE TRUST
By:  Wilmington Trust Company, not in
its individual capacity but solely as Trustee


By:______________________

Name:____________________

Title:___________________

                                                                       Exhibit C

                         MEDICAL ADVISORY SYSTEMS, INC.

                    ACTION BY WRITTEN CONSENT OF STOCKHOLDER

                  The undersigned, being the holder of a majority of the issued and outstanding common stock (the "Stockholder") of Medical Advisory Systems, Inc., a Delaware corporation (the "Corporation"), and having not less than the minimum number of votes necessary to take the actions described below at a meeting at which all shares entitled to vote thereon were present and voted, does hereby consent to the taking of the following actions in lieu of a meeting and does hereby adopt the following resolutions by written action pursuant to
Section 228(a) of the General Corporation Law of the State of Delaware (the "DGCL"):

                  RESOLVED, that the Certificate of Incorporation of the Corporation be amended in accordance with the attached Certificate of Amendment of Certificate of Incorporation of Medical Advisory Systems, Inc. (the "Certificate of Amendment"); and

                  FURTHER RESOLVED, that the Certificate of Amendment be, and it hereby is, approved and adopted; and

                  FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to take all actions necessary or prudent to cause the Certificate of Amendment to be filed with the Office of the Secretary of State of the State of Delaware on the date hereof, and to take such other actions as are required under the DGCL and any other applicable law or regulation in respect of the subject matter of the resolutions contained herein.

Dated as of March 1, 2002

                            DIGITAL ANGEL SHARE TRUST

                            By: Wilmington Trust Company, not in its individual capacity but solely as Trustee


                                                 By:  __________________________
                                                      Name:
                                                      Title:

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MEDICAL ADVISORY SYSTEMS, INC.

         Medical Advisory Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of Medical Advisory Systems, Inc. (the "Corporation") duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be submitted to the stockholders of the Corporation for approval. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Board of Directors of the Corporation hereby declares that it would be advisable to amend the Certificate of Incorporation of the Corporation by adding a new Article Ninth, as follows, and hereby directs that the proposed amendment be submitted to the stockholders of the Corporation for approval:

         "NINTH: The Corporation shall not take any of the following actions without the approval of the holders of 66.6% of the issued and outstanding common stock of the Corporation:

                    (ii) a Bankruptcy Decision with respect to the Corporation or any of its direct or indirect subsidiaries if, at the time such Bankruptcy Decision is implemented or is to be implemented, (i) a Bankruptcy Decision has been made with respect to Applied Digital Solutions, Inc., a corporation organized under the laws of Missouri ("ADS"), or any of its direct or indirect subsidiaries, or (ii) ADS is in default under or with respect to any obligation for borrowed money, including the Credit Documents, regardless of whether such default has been declared; and

                    (iii) approving any issuance of Corporation Stock (or securities of any of its direct or indirect subsidiaries) or securities convertible into or exercisable for Corporation Stock (or securities of any of its direct or indirect subsidiaries), including options or warrants for Corporation Stock (or securities of any of its direct or indirect subsidiaries), for (A) non-cash consideration or (B) cash consideration of less than Fair Market Value.

         For the purposes of items (i) and (ii) above, the following defined terms shall have the following meanings:

                  "Bankruptcy Decision" means, with respect to a specified entity, any of the following actions: (a) filing any voluntary petition in bankruptcy on behalf of such entity, (b) consenting to the filing of any involuntary petition in bankruptcy against such entity, (c) filing any petition seeking, or consenting to, reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy or insolvency, on behalf of such entity, (d) consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such entity or a substantial part of the property of such entity, (e) making any assignment for the benefit of creditors on behalf of such entity, (f) admitting in writing the inability of such entity to pay its debts generally as they become due, or (g) taking any action by such entity in furtherance of any of the foregoing actions.

                  "Corporation Stock" means the common stock, par value $.005 per share, of the Corporation, and any stock into which such common stock shall have been changed, any stock resulting from any reclassification of such common stock, any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization), and all other stock of any class or classes (however designated) of the Corporation (or its successors) the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  "Credit Agreement" means that certain Third Amended and Restated Term Credit Agreement, dated as of March 1, 2002, among IBM Credit Corporation, Digital Angel Share Trust and ADS.

                  "Credit Documents" means the Credit Agreement, the Guarantee (as defined in the Credit Agreement), and any security agreements, leases, instruments, documents, guarantees, schedules of assignment, contracts and similar agreements, including schedules, attachments, exhibits and ancillary documentation or other supporting documents, executed by or on behalf of each Borrower (as defined in the Credit Agreement), or any other Loan Party (as defined in the Credit Agreement), and delivered to Lender (as defined in the Credit Agreement), pursuant to the Credit Agreement or otherwise, and all amendments, supplements and other modifications to the foregoing from time to time.

                  "Fair Market Value" means, on any date specified, the average of the daily Market Price of a share of Corporation Stock during the 10 consecutive trading days before such date, except that, if on any such date the shares of Corporation Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, Fair Market Value shall be the Market Price on such date.

                  "Market Price" means, on any date specified, an amount per share of Corporation Stock equal to (i) the last reported sale price of such common stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Corporation Stock is then listed or admitted for trading, (ii) if such Corporation Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Corporation Stock on such date, (iii) if there shall have been no trading on such date or if the Corporation Stock is not so designated, the average of the closing bid and asked prices of the Corporation Stock on such date as shown by the NASD automated quotation system, or (iv) if such Corporation Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 10 days of the date as of which the determination is to be made) determined in good faith by the Corporation's Board of Directors."

                  SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and that the necessary number of shares required by statute consented to the adoption of the amendment by written consent pursuant to the provisions of Delaware General Corporation Law Section 228.

                  THIRD: That prompt written notice of the adoption of the amendment to the Corporation's Certification of Incorporation was sent to all stockholders of record who had not consented in writing as provided in Delaware General Corporation Law Section 228(e).

                  FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

                  IN WITNESS WHEREOF, said Medical Advisory Systems, Inc. has caused this certificate to be signed by ________________, its President and _____________________, its Secretary, this ___th day of ______________, 2002.


                                                  By:  /s/ [NAME]
                                                     --------------------------
                                                        President
ATTEST:  /s/ [NAME]
--------------------------
      Secretary

                                                                       Exhibit D

                                [Trustee's Fees]